Exhibit 23.4



                        CONSENT OF INDEPENDENT CERTIFIED
                               PUBLIC ACCOUNTANTS


         We consent to the incorporation by reference in this Annual Report (Form 10-K) of Dollar Financial Group, Inc. of our report dated March 17, 1996, included in the Registration Statement (Form S-4 No. 333-18221) and related Prospectus of Dollar Financial Group, Inc. for the registration of $110.0 million 10-7/8% Series A senior notes filed with the Securities and Exchange Commission.

                                              /s/  William Proper & Company

Beachwood, Ohio
September 27, 1997